Exhibit 99.1
SentinelOne Announces Second Quarter Fiscal Year 2024 Financial Results
Revenue increased 46% year-over-year
ARR up 47% year-over-year

MOUNTAIN VIEW, Calif. August 31, 2023 SentinelOne, Inc. (NYSE: S) today announced financial results for the second quarter of fiscal year 2024 ended July 31, 2023.
“Our second quarter performance exceeded our expectations across the board. I’m proud of the resilience, dedication, and execution of our teams. We’re delivering industry-leading margin improvement while maintaining strong growth, and steadily approaching positive free cash flow generation,” said Tomer Weingarten, CEO of SentinelOne. “From the beginning, we designed our AI-powered Singularity platform to deliver autonomous enterprise security. Our approach is helping enterprises consolidate security spend and simplify security operations while getting best-in-class autonomous protection. Our focus on superior technology continues to deliver share gains and strong growth.”
“Once again, we delivered strong top line growth and substantial margin improvement. Our gross margin reached a new record, we achieved our eighth consecutive quarter of more than 25 percentage points of year-over-year operating margin improvement, and improved cash flow margins by 55 percentage points year-over-year,” said Dave Bernhardt, CFO of SentinelOne. “Our teams are executing well and our competitive position remains strong. We’re raising our top and bottom line expectations for the fiscal year ‘24.”
Letter to Shareholders
We have also published a letter to shareholders on the Investor Relations section of our website at investors.sentinelone.com. The letter provides further discussion of our results for the second quarter of fiscal year 2024 as well as the financial outlook for our fiscal third quarter and full fiscal year 2024.
Second Quarter Fiscal Year 2024 Highlights
(All metrics are compared to the second quarter of fiscal year 2023 unless otherwise noted)

•Total revenue increased 46% to $149.4 million, compared to $102.5 million.

•Annualized recurring revenue (ARR) increased 47% to $612.2 million as of July 31, 2023.

•Total customer count grew approximately 30% to over 11,000 customers as of July 31, 2023. Customers with ARR of $100,000 or more grew 37% to 994 as of July 31, 2023. Dollar-based net revenue retention rate (NRR) exceeded 115%.

•Gross margin: GAAP gross margin was 70%, compared to 65%. Non-GAAP gross margin was 77%, compared to 72%.

•Operating margin: GAAP operating margin was (67)%, compared to (106)%. Non-GAAP operating margin was (22)%, compared to (57)%.

•Free cash flow margin: Free cash flow margin was (10)%, 55 percentage points higher compared to (65)%.

•Cash, cash equivalents, and investments were $1.1 billion as of July 31, 2023.

Financial Outlook
We are providing the following guidance for the third quarter of the fiscal year 2024 (ending October 31, 2023), and for the fiscal year 2024 (ending January 31, 2024).

	Q3FY24 Guidance	Full FY2024 Guidance
Revenue	$156 million	$605 million
Non-GAAP gross margin	76%	76%
Non-GAAP operating margin	(22)%	(25)%
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense, employer payroll tax on employee stock transactions, amortization expense of acquired intangible assets, acquisition-related compensation costs, restructuring charges, and gain on strategic investments. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP gross margin and non-GAAP operating margin is not available without unreasonable effort.
Webcast Information
We will host a live audio webcast for analysts and investors to discuss our earnings results for the second quarter of fiscal year 2024 and outlook for the third quarter of fiscal year 2024 and the full fiscal year 2024 today, August 31, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The live webcast and a recording of the event will be available on the Investor Relations section of our website at investors.sentinelone.com.

We have used, and intend to continue to use, the Investor Relations section of our website at investors.sentinelone.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve risks and uncertainties, including but not limited to statements regarding our future growth, execution, competitive position, and future financial and operating performance, including our financial outlook for the third quarter of fiscal year 2024 and our full fiscal year 2024, including non-GAAP gross profit and non-GAAP operating margin; progress towards our long-term profitability targets; and general market trends. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms and similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words.

There are a significant number of factors that could cause our actual results to differ materially from statements made in this press release, including but not limited to: our limited operating history; our history of losses; intense competition in the market we compete in; fluctuations in our operating results; actual or perceived network or security incidents against us; our ability to successfully integrate acquisitions and strategic investments; actual or perceived defects, errors or vulnerabilities in our platform; risks associated with managing our rapid growth; general market, political, economic, and business conditions, including those related to declining global macroeconomic condition, rising interest rates, supply chain disruptions and inflation, labor shortages, recent banking sector issues, and, geopolitical uncertainty, including the effects of the ongoing conflict in Ukraine and the judicial reform in

Israel; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the ability of our platform to effectively interoperate within our customers" IT infrastructure; disruptions or other business interruptions that affect the availability of our platform; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products, subscriptions and support offerings; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and risks of securities class action litigation.

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our filings and reports with the Securities and Exchange Commission (“SEC”), including our most recently filed Annual Report on Form 10-K, dated March 29, 2023, subsequent Quarterly Reports on Form 10-Q and other filings and reports that we may file from time to time with the SEC, copies of which are available on our website at investors.sentinelone.com and on the SEC’s website at www.sec.gov.

You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. We do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this press release or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.

Reconciliations between non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP are contained below. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

As presented in the “Reconciliation of GAAP to Non-GAAP Financial Information” table below, each of the non-GAAP financial measures excludes one or more of the following items:

Stock-based compensation expense

Stock-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation expense provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
Employer payroll tax on employee stock transactions
Employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for employer payroll taxes on employee stock transactions provide investors with a basis to measure our core performance against the performance of other companies without the variability created by employer payroll taxes on employee stock transactions as a result of the stock price at the time of employee exercise.
Amortization of acquired intangible assets
Amortization of acquired intangible assets expense are tied to the intangible assets that were acquired in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Management believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of our ongoing operations and provides investors with a better comparison of period-over-period operating results.
Acquisition-related compensation costs
Acquisition-related compensation costs include cash-based compensation expense resulting from the employment retention of certain employees established in accordance with the terms of the acquisition of Attivo Networks, Inc. in May 2022 (the Attivo acquisition). Acquisition-related cash-based compensation costs have been excluded as they were specifically negotiated as part of the Attivo acquisition in order to retain such employees and relate to cash compensation that was made either in lieu of stock-based compensation or where the grant of stock-based compensation awards was not practicable. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare our results against those of other companies without the variability caused by purchase accounting.
Restructuring charges
Restructuring charges primarily relate to severance payments, employee benefits, stock based compensation, and inventory write-offs. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.
Gain on strategic investments
Gain on strategic investments relates to gains recognized on the disposition of strategic investments. These gains are excluded from non-GAAP financial measures because the terms of each transaction can vary significantly and are unique to each transaction. These gains are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude gains from strategic investments from non-GAAP financial measures because it enables the comparison of period-over-period net income.
Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
We define these non-GAAP financial measures as their respective GAAP measures, excluding the expenses referenced above. We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance.
Free Cash Flow
We define free cash flow as cash used in operating activities less purchases of property and equipment and capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors, and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Key Business Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.
Annualized Recurring Revenue
We believe that ARR is a key operating metric to measure our business because it is driven by our ability to acquire new subscription and capacity customers and to maintain and expand our relationship with existing customers. ARR represents the annualized revenue run rate of our subscription and capacity contracts at the end of a reporting period, assuming contracts are renewed on their existing terms for customers that are under contracts with us. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and renewal rates. As discussed above, in the first quarter of fiscal year 2024 we adjusted our historical ARR (i) due to a change in the methodology for reflecting consumption and usage based agreements as part of ARR to reflect committed contract values as opposed to based on consumption and usage as a result of expected lower usage and consumption trends resulting from the current macro environment and (ii) to correct some historical recording inaccuracies relating to ARR on certain contracts that were discovered as part of our review of ARR in the first quarter of fiscal year 2024. The adjustment to ARR did not impact historical total bookings or revenue.
Customers with ARR of $100,000 or More
We believe that our ability to increase the number of customers with ARR of $100,000 or more is an indicator of our market penetration and strategic demand for our platform. We define a customer as an entity that has an active subscription for access to our platform. We count Managed Service Providers, Managed Security Service Providers, Managed Detection & Response firms, and Original Equipment Manufacturers, who may purchase our products on behalf of multiple companies, as a single customer. We do not count our reseller or distributor channel partners as customers. Based on the adjustments to ARR described above, customers with ARR of $100,000 or more for the prior periods in fiscal year 2023 presented above has been adjusted based on the same percentage adjustment rate identified in the first quarter of fiscal year 2024.
Dollar-Based Net Retention Rate (NRR)
We believe that our ability to retain and expand our revenue generated from our existing customers is an indicator of the long-term value of our customer relationships and our potential future business opportunities. Dollar-based net retention rate measures the percentage change in our ARR derived from our customer base at a point in time. To calculate these metrics, we first determine Prior Period ARR, which is ARR from the population of our customers as of 12 months prior to the end of a particular reporting period. We calculate Net Retention ARR as the total ARR at the end of a particular reporting period from the set of customers that is used to determine Prior Period ARR. Net Retention ARR includes any expansion, and is net of contraction and attrition associated with that set of customers. NRR is the quotient obtained by dividing Net Retention ARR by Prior Period ARR.
Source: SentinelOne
NYSE: S
Category: Investors

Contact

Investor Relations:
Doug Clark
investors@sentinelone.com

Press:
Karen Master
karen.master@sentinelone.com
+1 (440) 862-0676

SENTINELONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 31,	January 31,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$133,065	$137,941
Short-term investments	598,531	485,584
Accounts receivable, net	124,525	151,492
Deferred contract acquisition costs, current	42,825	37,904
Prepaid expenses and other current assets	95,815	101,812
Total current assets	994,761	914,733
Property and equipment, net	43,878	38,741
Operating lease right-of-use assets	22,015	23,564
Long-term investments	410,307	535,422
Deferred contract acquisition costs, non-current	58,624	55,536
Intangible assets, net	131,127	145,093
Goodwill	540,308	540,308
Other assets	6,177	5,516
Total assets	$2,207,197	$2,258,913
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,840	$11,214
Accrued liabilities	104,483	100,015
Accrued payroll and benefits	50,393	54,955
Operating lease liabilities, current	4,637	3,895
Deferred revenue, current	325,019	303,200
Total current liabilities	498,372	473,279
Deferred revenue, non-current	96,343	103,062
Operating lease liabilities, non-current	20,519	23,079
Other liabilities	2,644	2,788
Total liabilities	617,878	602,208
Stockholders’ equity:
Class A common stock	24	21
Class B common stock	5	8
Additional paid-in capital	2,795,019	2,663,394
Accumulated other comprehensive loss	(8,971)	(6,367)
Accumulated deficit	(1,196,758)	(1,000,351)
Total stockholders’ equity	1,589,319	1,656,705
Total liabilities and stockholders’ equity	$2,207,197	$2,258,913

SENTINELONE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Revenue	$149,421	$102,505	$282,814	$180,760
Cost of revenue(1)	44,667	36,261	87,250	63,400
Gross profit	104,754	66,244	195,564	117,360
Operating expenses:
Research and development(1)	54,161	54,989	109,424	100,870
Sales and marketing(1)	98,262	79,000	197,433	139,641
General and administrative(1)	48,433	40,447	100,186	75,337
Restructuring(1)	4,255	—	4,255	—
Total operating expenses	205,111	174,436	411,298	315,848
Loss from operations	(100,357)	(108,192)	(215,734)	(198,488)
Interest income	11,489	3,222	22,024	4,309
Interest expense	(605)	(607)	(1,212)	(612)
Other expense, net	1,409	427	1,050	136
Loss before income taxes	(88,064)	(105,150)	(193,872)	(194,655)
Provision (benefit) for income taxes	1,474	(8,844)	2,535	(8,515)
Net loss	$(89,538)	$(96,306)	$(196,407)	$(186,140)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.31)	$(0.35)	$(0.68)	$(0.68)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	293,170,401	277,417,227	290,775,910	273,424,105

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$4,068	$2,399	$8,241	$4,247
Research and development	15,452	13,495	30,242	23,958
Sales and marketing	13,681	9,715	26,277	16,811
General and administrative	20,705	15,392	44,695	27,615
Restructuring	(1,060)	—	(1,060)	—
Total stock-based compensation expense	$52,846	$41,001	$108,395	$72,631

SENTINELONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2023		2022
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(196,407)		$(186,140)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,623		10,794
Amortization of deferred contract acquisition costs	22,263		32,532
Non-cash operating lease costs	1,973		1,609
Stock-based compensation expense	108,395	$108,395	72,631
Loss on investments, accretion of discounts, and amortization of premiums on investments, net	(11,089)		(1,167)
Gain on strategic investments	(2,000)		—
Other	775		(452)
Changes in operating assets and liabilities, net of effects of acquisition
Accounts receivable	27,926		480
Prepaid expenses and other assets	6,291		(9,151)
Deferred contract acquisition costs	(30,272)		(39,287)
Accounts payable	1,044		6,094
Accrued liabilities	4,386		4,148
Accrued payroll and benefits	(4,393)		(23,669)
Operating lease liabilities	(2,434)		(2,737)
Deferred revenue	15,101		31,285
Other liabilities	(144)		(8,447)
Net cash used in operating activities	(39,962)		(111,477)
CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(494)		(4,101)
Purchases of intangible assets	(213)		(194)
Capitalization of internal-use software	(6,165)		(6,028)
Purchases of investments	(350,416)		(1,243,594)
Sales and maturities of investments	371,996		291,845
Cash paid for acquisition, net of cash and restricted cash acquired	—		(281,032)
Net cash provided by (used in) investing activities	14,708		(1,243,104)
CASH FLOW FROM FINANCING ACTIVITIES:
Payments of deferred offering costs	—		(186)
Proceeds from exercise of stock options	13,845		8,382
Proceeds from issuance of common stock under the employee stock purchase plan	6,416		8,682
Net cash provided by financing activities	20,261		16,878
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(4,993)		(1,337,703)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–Beginning of period	202,406		1,672,051
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–End of period	$197,413		$334,348

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Cost of revenue reconciliation:
GAAP cost of revenue	$44,667	$36,261	$87,250	$63,400
Stock-based compensation expense	(4,068)	(2,399)	(8,241)	(4,247)
Employer payroll tax on employee stock transactions	(76)	(35)	(126)	(36)
Amortization of acquired intangible assets	(5,139)	(5,139)	(10,111)	(5,679)
Acquisition-related compensation	(128)	(148)	(251)	(148)
Inventory write-offs due to restructuring	(720)	—	(720)	$—
Non-GAAP cost of revenue	$34,536	$28,540	$67,801	$53,290

Gross profit reconciliation:
GAAP gross profit	$104,754	$66,244	$195,564	$117,360
Stock-based compensation expense	4,068	2,399	8,241	4,247
Employer payroll tax on employee stock transactions	76	35	126	36
Amortization of acquired intangible assets	5,139	5,139	10,111	5,679
Acquisition-related compensation	128	148	251	148
Inventory write-offs due to restructuring	720	—	720	—
Non-GAAP gross profit	$114,885	$73,965	$215,013	$127,470

Gross margin reconciliation:
GAAP gross margin	70%	65%	69%	65%
Stock-based compensation expense	3%	2%	3%	2%
Employer payroll tax on employee stock transactions	—%	—%	—%	—%
Amortization of acquired intangible assets	4%	5%	4%	3%
Acquisition-related compensation	—%	—%	—%	—%
Inventory write-offs due to restructuring	—%	—%	—%	—%
Non-GAAP gross margin	77%	72%	76%	70%

Research and development expense reconciliation:
GAAP research and development expense	$54,161	$54,989	$109,424	$100,870
Stock-based compensation expense	(15,452)	(13,495)	(30,242)	(23,958)
Employer payroll tax on employee stock transactions	(149)	(97)	(351)	(135)
Acquisition-related compensation	(298)	(359)	(623)	(359)
Non-GAAP research and development expense	$38,262	$41,038	$78,208	$76,418

Sales and marketing expense reconciliation:
GAAP sales and marketing expense	$98,262	$79,000	$197,433	$139,641
Stock-based compensation expense	(13,681)	(9,715)	(26,277)	(16,811)
Employer payroll tax on employee stock transactions	(254)	(126)	(574)	(279)

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

Amortization of acquired intangible assets	(1,954)	(2,143)	(3,861)	(2,326)
Acquisition-related compensation	(164)	(535)	(413)	(535)
Non-GAAP sales and marketing expense	$82,209	$66,481	$166,308	$119,690

General and administrative expense reconciliation:
GAAP general and administrative expense	$48,433	$40,447	$100,186	$75,337
Stock-based compensation expense	(20,705)	(15,392)	(44,695)	(27,615)
Employer payroll tax on employee stock transactions	127	(159)	(425)	(449)
Amortization of acquired intangible assets	(1)	(19)	(2)	(37)
Acquisition-related compensation	(14)	(336)	(382)	(336)
Non-GAAP general and administrative expense	$27,840	$24,541	$54,682	$46,900

Restructuring expense reconciliation:
GAAP restructuring expense	$4,255	$—	$4,255	$—
Severance and employee benefits	(5,315)	—	(5,315)	—
Stock-based compensation expense	1,060	—	1,060	—
Non-GAAP restructuring expense	$—	$—	$—	$—

Operating loss reconciliation:
GAAP operating loss	$(100,357)	$(108,192)	$(215,734)	$(198,488)
Stock-based compensation expense	52,846	41,001	108,395	72,631
Employer payroll tax on employee stock transactions	352	417	1,476	899
Amortization of acquired intangible assets	7,093	7,301	13,973	8,042
Acquisition-related compensation	604	1,376	1,669	1,376
Inventory write-offs due to restructuring	720	—	720	—
Severance and employee benefits	5,315	—	5,315	—
Non-GAAP operating loss*	$(33,427)	$(58,096)	$(84,186)	$(115,539)

Operating margin reconciliation:
GAAP operating margin	(67)%	(106)%	(76)%	(110)%
Stock-based compensation expense	36%	40%	38%	40%
Employer payroll tax on employee stock transactions	—%	—%	1%	—%
Amortization of acquired intangible assets	5%	7%	5%	4%

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

Acquisition-related compensation	—%	1%	—%	1%
Inventory write-offs due to restructuring	—%	—%	—%	—%
Severance and employee benefits	4%	—%	2%	—%
Non-GAAP operating margin*	(22)%	(57)%	(30)%	(64)%

Net loss reconciliation:
GAAP net loss	$(89,538)	$(96,306)	$(196,407)	$(186,140)
Stock-based compensation expense	52,846	41,001	108,395	72,631
Employer payroll tax on employee stock transactions	352	417	1,476	899
Amortization of acquired intangible assets	7,093	7,301	13,973	8,042
Acquisition-related compensation	604	1,376	1,669	1,376
Inventory write-offs due to restructuring	720	—	720	—
Severance and employee benefits	5,315	—	5,315	—
Gain on strategic investments	(2,000)	—	(2,000)	—
Income tax provision (benefit)	—	(9,667)	—	(9,667)
Non-GAAP net loss	$(24,608)	$(55,878)	$(66,859)	$(112,859)

Basic and diluted EPS reconciliation:
GAAP net loss per share, basic and diluted	$(0.31)	$(0.35)	$(0.68)	$(0.68)
Stock-based compensation expense	0.18	0.15	0.37	0.27
Employer payroll tax on employee stock transactions	—	—	0.01	—
Amortization of acquired intangible assets	0.03	0.03	0.05	0.03
Acquisition-related compensation	—	—	0.01	0.01
Inventory write-offs due to restructuring	—	—	—	—
Severance and employee benefits	0.02	—	0.02	—
Gain on strategic investments	(0.01)	—	(0.01)	—
Income tax provision (benefit)	—	(0.03)	—	(0.04)
Non-GAAP net loss per share, basic and diluted*	$(0.08)	$(0.20)	$(0.23)	$(0.41)

*Certain figures may not sum due to rounding.

SENTINELONE, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
(unaudited)

Reconciliation of cash used in operating activities to free cash flow

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
GAAP net cash used in operating activities	$(11,903)	$(62,126)	$(39,962)	$(111,477)
Less: Purchases of property and equipment	(32)	(1,293)	(494)	(4,101)
Less: Capitalized internal-use software	(3,253)	(3,454)	(6,165)	(6,028)
Free cash flow	$(15,188)	$(66,873)	$(46,621)	$(121,606)

Net cash provided by (used in) investing activities	$(16,402)	$(384,579)	$14,708	$(1,243,104)

Net cash provided by financing activities	$10,499	$11,974	$20,261	$16,878